As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

____________________________

The Joint Corp.

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation or organization)	90-0544160 (I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110 Scottsdale, Arizona (Address of Principal Executive Offices)	85260 (Zip Code)

The Joint Corp. 2024 Incentive Stock Plan

(Full title of the plan)

Peter D. Holt

President and Chief Executive Officer

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(480) 245-5960

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Frank M. Placenti, Esq.

Katherine A. Beck, Esq.

Greenberg Traurig, LLP

2375 E. Camelback Road, Suite 800

Phoenix, AZ 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Joint Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 8, 2024;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 3, 2024;

(c)	Current Report on Form 8-K filed with the Commission on May 24, 2024;

(d)	Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 19, 2024, and Definitive Additional Materials on Schedule 14A filed with the Commission on May 13, 2024; and

(e)	The description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 6, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any portion of those documents that has been “furnished” to the Commission but not “filed” for purposes of the Exchange Act) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the state of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation (as amended, its “Certificate of Incorporation”) eliminates the personal liability of its directors to the fullest extent permitted by law. If a director were to breach his or her fiduciary duty of care, neither the Registrant nor its stockholders could recover monetary damages from the director, and the only course of action available to the stockholders would be equitable remedies, such as an action to enjoin or rescind the transaction or event involving the breach of the fiduciary duty of care. To the extent that claims against directors are thereby limited to equitable remedies, this provision of Registrant’s Certificate of Incorporation may reduce the likelihood of derivative litigation against its directors for the breach of their fiduciary duty of care. In addition, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the action in question by the board of directors, this remedy would be ineffective if the stockholder does not become aware of the transaction or event until after it has been completed. In this situation, the stockholder would not have an effective remedy against the directors.

The Registrant’s Certificate of Incorporation and fourth amended and restated bylaws (as amended, its “Bylaws”) provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law. The Registrant’s bylaws also require the Registrant to advance the litigation expenses of a director or officer upon receipt of his or her written undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.

In addition, the Registrant’s Bylaws permit the Registrant to secure insurance on behalf of any officer or director for any liability arising out of his or her actions, and Registrant has acquired directors’ and officers’ liability insurance. By reason of this insurance, the Registrant’s directors and officers are insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.

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The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of the Registrant’s directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at the Registrant’s request.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Greenberg Traurig, LLP
10.1	The Joint Corp. 2024 Incentive Stock Plan
23.1	Consent of BDO USA, P.C., independent registered public accounting firm
23.2	Consent of Greenberg Traurig (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 29, 2024.

THE JOINT CORP.

By:	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter D. Holt and Jake Singleton, or each of them, as his or her attorney-in-fact, each with full power of substitution and resubstitution, to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Holt	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2024
Peter Holt

/s/ Jake Singleton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2024
Jake Singleton

/s/ Matthew E. Rubel	Lead Director	May 29, 2024
Matthew E. Rubel

/s/ Ronald V. DaVella	Director	May 29, 2024
Ronald V. DaVella

/s/ Jefferson Graham	Director	May 29, 2024
Jefferson Graham

/s/ Suzanne M. Decker	Director	May 29, 2024
Suzanne M. Decker

/s/ Abe Hong	Director	May 29, 2024
Abe Hong
/s/ Glenn J. Krevlin	Director	May 29, 2024
Glenn J. Krevlin